Exhibit 10.40
INDEMNIFICATION AGREEMENT
     This INDEMNIFICATION AGREEMENT (the “Agreement”), is effective as of _________________, 2011, between Thermadyne Technologies Holdings, Inc., a Delaware corporation (the “Company”), and _____________________ (“Indemnitee”).
     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the Company’s stockholders to attract and retain the most capable persons as directors and officers of the Company; and
     WHEREAS, the Board of Directors, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected and that the Company should act to assure such persons that there will be adequate certainty of protection through a combination of insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and
     WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (together with the Company’s Amended and Restated Bylaws, as amended to date, the “Charter Documents”) provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), and the Company wishes to clarify and enhance the rights and obligations of the Company and Indemnitee with respect to indemnification; and
     WHEREAS, Section 145 of the DGCL, under which the Company is organized, empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;
     WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they will receive the maximum protection against such risks and liabilities as may be afforded by law, the Board of Directors of the Company has determined that the contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders; and
     WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company and in such other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duty to the Company; and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth hereinafter;
     Now, therefore, in consideration of Indemnitee’s willingness to serve or continue to serve as a director or officer of the Company, the parties hereto agree as follows:
     1. Service by Indemnitee. Indemnitee will serve and/or continue to serve as a director or officer of the Company or, at the Company’s request and the agreement of the Indemnitee, another enterprise, faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or appointed and until such time as Indemnitee is removed as permitted by law or tenders a resignation in writing.
     2. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by the DGCL in effect on the date hereof or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). Without diminishing the scope of the indemnification provided by this Section, the rights of indemnification of Indemnitee provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification shall be paid to Indemnitee:
     (a) to the extent expressly prohibited by the DGCL;
     (b) for which payment is actually made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement of the Company or any other company or organization Indemnitee serves as a director, officer, employee or agent at the request of the Company, except in respect of any indemnity exceeding the payment under such insurance policy, indemnity clause, by-law or agreement;
     (c) for prosecution of a claim brought by Indemnitee in an action, suit or proceeding, or part thereof, initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 10 below to enforce rights under this Agreement, unless the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Company;
     (d) with respect to any action, suit or proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board of Directors of the Company, except as provided in Sections 4, 5, 6 and 10 below;
     (e) to indemnify Indemnitee on account of any proceeding if and to the extent that final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

     (f) to indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company, or any subsidiary of the Company or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any.
     3. Indemnity in Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent (which, for purposes of this Agreement, shall include a trustee, fiduciary, partner or manager or similar capacity ) of any other entity (which, for purposes of this Agreement, shall include another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise), or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. If Indemnitee is serving as a director, officer, employee or agent of another entity affiliated with the Company, then there shall be a rebuttable presumption that Indemnitee is doing so at the request of the Company.
     4. Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 2 above, Indemnitee shall be entitled to the indemnification rights provided in this Section if Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other entity, or by reason of anything done or not done by Indemnitee in any such capacity. Pursuant to this Section, Indemnitee shall be indemnified against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the DGCL expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses as such court shall deem proper.

     5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the limitations of Section 2(d), 3 and 4 above, to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding (including an action, suit or proceeding brought by or in the right of the Company) or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
     6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the costs, judgments, penalties, fines, liabilities, amounts paid in settlement or Expenses actually and reasonably incurred in connection with any action, suit or proceeding (including an action, suit or proceeding brought by or in the right of the Company), but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such costs, judgments, penalties, fines, liabilities, amounts paid in settlement and Expenses actually and reasonably incurred to which Indemnitee is entitled.
     7. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by applicable law, Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as a witness or otherwise incurs legal or other Expenses as a result of or related to Indemnitee’s service as a director, officer, employee or agent of the Company, or Indemnitee’s service at the request of the Company as a director, officer, employee or agent of any other entity, in any threatened, pending or completed legal, administrative, investigative or other proceeding or matter to which Indemnitee neither is, nor is threatened to be made, a party.
     8. Determination of Entitlement to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Sections 3, 4, 5, 6 or 7, the entitlement of Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall, other than in case of a Change of Control, be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. Other than in case of a Change of Control, such Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee. Upon failure of the Board so to select such Independent Counsel or upon failure of

Indemnitee so to approve, such Independent Counsel shall be selected by lot from among the ten (10) law firms which, according to publicly available sources, have the most lawyers practicing in offices located in St. Louis, Missouri (excluding firms that, in any of their offices, have acted as counsel for the Company or Indemnitee or any other party to the action, suit or proceeding or any affiliate of such person). Such determination of entitlement to indemnification shall be made not later than 30 calendar days after receipt by the Company of a written request for indemnification. Such request shall include documentation or information which is necessary for such determination and which is reasonably available to Indemnitee. Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement, any provision of the Charter Documents or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such Expense and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.
     The Company agrees that if there is a Change in Control of the Company then the entitlement of Indemnitee with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments under this Agreement or any other agreement or Charter Document now or hereafter in effect relating to events indemnifiable under this Agreement, shall be determined by Independent Counsel in a written opinion. In case of a Change of Control, Independent Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). If Indemnitee and the Company are unable to agree on the selection of Independent Counsel, such Independent Counsel shall be selected by lot from among the ten (10) law firms which, according to publicly available sources, have the most lawyers practicing in offices located in St. Louis, Missouri (excluding firms that, in any of their offices, have acted as counsel for the Company or Indemnitee or any other party to the action, suit or proceeding or any affiliate of such person). Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     9. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 8 above that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof by clear and convincing evidence in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 30 calendar days after receipt by the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and

Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Sections 3 or 4 above by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.
     10. Remedies of Indemnitee in Cases of Determination not to Indemnify or not to Pay Expenses or Other Failure to Indemnify or Pay Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 8 and 9 above, or if Expenses are not paid pursuant to Section 15 below, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 8 or 9 that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 8 or 9 above that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or any payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).
     11. Other Rights to Indemnification. Indemnification and payment of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Charter Documents or other organizational documents of the Company, vote of stockholders or Disinterested Directors, provision of law, agreement or otherwise. To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
     12. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual Expenses incurred by Indemnitee.
     13. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent of any other entity and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of any other entity. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
     14. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the failure so to notify the Company will not relieve it from any liability that it may have to Indemnitee, except to the extent but only to the extent the Company is actually and materially prejudiced in its defense of such Proceeding as a result of such failure. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:
     (a) The Company shall be entitled to participate therein at its own expense; and
     (b) Except as otherwise provided in this Section 14(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any expenses of counsel subsequently incurred by Indemnitee in connection with the defense thereof except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof and engagement of counsel with respect thereto shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee or Indemnitee’s counsel shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not have delivered to Indemnitee, within a reasonable time before the expiration of the time period allotted by law to Indemnitee to move, answer or otherwise plead in response to the notice of the commencement of such

Proceeding, notice of its assumption of the defense thereof and engagement of counsel with respect thereto, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or as to which Indemnitee or Indemnitee’s counsel shall have made the conclusion provided for in (ii) above; and
     (c) If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee, or not include the full release of Indemnitee from all liability in respect of such Proceeding, without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.
     15. Payment of Expenses. All Expenses incurred by Indemnitee in advance of the final disposition of any Proceeding or in connection with a determination of entitlement to indemnification pursuant to Section 10 above, including the enforcement of this provision, shall be paid by the Company at the request of Indemnitee, each such payment to be made within 20 calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such payment or payments from time to time. Indemnitee’s entitlement to such Expenses shall include those incurred in connection with any action, suit or proceeding by or against Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to this Agreement (including the enforcement of this provision). Such statement or statements shall reasonably evidence the expenses and costs incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to reimburse such amount if it shall ultimately be determined by a court of competent jurisdiction, in a judgment no longer subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The undertaking shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances are deemed to be an obligation of the Company to Indemnitee and shall in no event be deemed a personal loan.
     16. Separability; Prior Indemnification Agreements. If any provision or provisions of this Agreement (including any provision within a single section, paragraph or sentence) shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent. Except with respect to any pending claim or Proceeding against Indemnitee, this Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee.
     17. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s Expenses, judgments, fines, or penalties actually levied against Indemnitee or amounts paid in settlement by or on behalf of Indemnitee, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 3 or Section 4, as applicable, of this Agreement or (ii) any limitation on indemnification set forth in Section 2 or 14(c) hereof.
     18. Insurance.
     (a) The Company covenants and agrees that, as long as Indemnitee shall be entitled to indemnification under the terms of this Agreement, including Section 11 hereof, the Company, subject only to paragraph (b) of this Section 18, shall obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers covering Indemnitee against any liability asserted against or incurred by Indemnitee or on Indemnitee’s behalf in any indemnified capacity whether or not the Company would have the power to indemnify Indemnitee against such liability under this Agreement.
     (b) Notwithstanding paragraph (a) of this Section 18, if the Company gives reasonable prior written notice to Indemnitee of the termination of D&O Insurance coverage, the Company shall be relieved of its duty to obtain and maintain D&O Insurance in future periods, if the Company in good faith determines that such insurance is not reasonably available in such future periods, or the premium costs for such insurance are disproportionate to the amount of coverage available, or the available coverage is so limited by exclusions that it provides an insufficient benefit, or Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.
     (c) If the Company has D&O Insurance in effect at the time it receives a notice pursuant to Section 14 hereof, the Company shall give due and prompt notice of the commencement of such Proceeding to the insurer(s) in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all necessary or desirable action to cause each insurer to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the applicable policy.
     (d) Anything herein or elsewhere to the contrary notwithstanding, the Company shall not be liable to make any indemnity payment if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract or agreement.

     19. Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):
If to the Company:
Thermadyne Technologies Holdings, Inc.
16052 Swingley Ridge Rd., Suite 300
Chesterfield, MO 63017
Attn: General Counsel
Facsimile: 636-728-3011
If to Indemnitee:
_______________________
_______________________
_______________________
_______________________
     20. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.
     21. Definitions. For purposes of this Agreement:
     (a) “Change in Control” shall be deemed to have occurred if: (i) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) has or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the issued and outstanding shares of capital Stock of the Company having the right to vote for the election of directors of the Company under ordinary circumstances; (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (iii) a “Change of Control” as defined in the Indenture.

     (b) “Company” includes, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
     (c) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.
     (d) “Expenses” includes, without limitation, expenses (including, without limitation, interest, assessments and other charges) incurred in connection with the defense or settlement of any and all investigations, judicial or administrative proceedings or appeals, attorneys’ fees and expenses, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, appeal bonds or their equivalents), federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and other out-of-pocket costs and reasonable compensation for time spent by Indemnitee in connection with any Proceeding for which Indemnitee is not otherwise compensated by the Company or any third party and any expenses of establishing a right to indemnification under Sections 8, 10 and 12 above but shall not include the amount of judgments, fines, or penalties actually levied against Indemnitee or amounts paid in settlement by or on behalf of Indemnitee.
     (e) “Indenture” means that certain Indenture dated as of December 3, 2010, as amended from time to time, by and among the Company, as issuer of 9% Senior Secured Notes due 2017 in an aggregate principal amount of $260,000,000 issued thereunder, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.
     (f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law, and neither of which is presently nor in the past ten (10) years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement.
     (g) “Proceeding” includes any threatened, pending or completed investigation, action, suit or other proceeding, whether brought in the name or right of the Company or otherwise, against Indemnitee, and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other entity, or by reason of anything done or not done by Indemnitee in any such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
     (h) “Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).
     22. Other Provisions.
     (a) This Agreement shall be interpreted and enforced in accordance with the laws of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.
     (b) For purposes of any claims or proceedings to enforce this Agreement, the Company consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the states of Delaware and Missouri, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.
     (c) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.
     (d) This agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

     (e) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
     (f) No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
SIGNATURE PAGE TO FOLLOW

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
THERMADYNE TECHNOLOGIES HOLDINGS, INC.

By:

Name:

Title:

INDEMNITEE

[Name]

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